Exhibit 99.1

Questcor Reports First Quarter Financial Results

- Net Sales $227 Million; Increase 68% Year-over-Year -

- GAAP EPS of $1.20, Non-GAAP EPS of $1.40 up 84% -

- $106M of Operating Cash Flow -

- Rheumatology Largest Growth Contributor -

- Mallinckrodt / Questcor Joint Merger Proxy Expected to be Filed in Mid-May -

ANAHEIM, Calif., April 28, 2014 — Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR) today reported financial results for the first quarter ended March 31, 2014.

	Three Months Ended 03/31/14	Three Months Ended 03/31/13	Percentage Change
Net Sales	$227.1 Million	$135.1 Million	68%
GAAP Diluted EPS	$1.20	$0.65	85%
Non-GAAP Diluted EPS	$1.40	$0.76	84%

Net sales for the first quarter ended March 31, 2014 were $227.1 million, up 68 percent from $135.1 million in the first quarter of 2013. The increase was driven by the expanded usage of H.P. Acthar® Gel (repository corticotropin injection) in multiple therapeutic areas. The significant increase in net sales was primarily driven by rheumatologists prescribing Acthar for patients suffering from dermatomyositis, polymyositis, rheumatoid arthritis, and systemic lupus erythematosus. BioVectra, the Company’s specialty manufacturing subsidiary, had net sales of $17.3 million in the first quarter of 2014, an increase of 106 percent from $8.4 million in the first quarter of 2013. GAAP earnings for the first quarter of 2014 were $1.20 per diluted common share, up 85 percent from the year ago quarter. First quarter 2014 non-GAAP earnings per share were $1.40, an increase of 84 percent from the prior year period.

Questcor shipped 7,080 vials of Acthar during the first quarter of 2014 compared with 4,830 vials in the year ago quarter, an increase of 47 percent. Quarterly vial shipments continue to be subject to significant variation due to the size and timing of individual orders received from Questcor’s distributor. The timing of when these orders are received and filled can significantly affect net sales and net income in any particular quarter. The Company believes that investors should consider the Company’s results over several quarters when analyzing the Company’s performance.

“As discussed during the April 7, 2014 investor call announcing our transaction with Mallinckrodt plc, our results were in line with the seasonal patterns we typically see. Purportedly, incidence of multiple sclerosis (MS) exacerbations can be lower during the winter months. In addition, annual January insurance plan reenrollment activities tend to temporarily slow down the prescription reimbursement process for some specialty drugs during the first calendar quarter,” said Don M. Bailey, President and CEO of Questcor. “Similar to 2013, Acthar prescription activity was relatively soft in January and February but picked up significantly during March and April.”

“New paid prescriptions for Acthar were between 2,325 and 2,350 in the first quarter, an increase of approximately 35% compared with the first quarter of 2013 and a decrease of about 6% sequentially, reflecting the aforementioned seasonality,” commented Steve Cartt, Chief

Operating Officer of Questcor. “Of particular note, in the FDA-approved rheumatology-related indications, pharmacies filled between 570 and 580 new paid Acthar prescriptions during the first quarter, up significantly from 140 to 150 prescriptions filled in the year ago quarter and up about 8% sequentially. Rheumatology prescriptions now account for nearly a third of our total Acthar business after only four full quarters of educating rheumatologists about Acthar. In addition, our pilot commercial effort focused on educating pulmonologists about Acthar in the treatment of respiratory manifestations of symptomatic sarcoidosis appears to be generating encouraging early results.”

Pharmacies also filled between 350 and 360 new paid prescriptions for Nephrotic Syndrome (NS) in the quarter, a decrease of about 10% year-over-year and sequentially. Net sales resulting from NS prescriptions currently account for approximately a third of Questcor’s Acthar business. During the first quarter, pharmacies filled between 1,150 and 1,160 new paid prescriptions for MS relapse patients, representing an increase of about 13% year-over-year and a 14% sequential decrease. Net sales generated from MS relapse prescriptions currently represent approximately 25% of the Acthar business. Pharmacies filled between 215 and 220 new paid prescriptions for Infantile Spasm during the quarter, an increase of about 39% year-over-year, and 20% sequentially.

The Company believes that insurance coverage for Acthar continues to remain favorable when Acthar is prescribed for patients in need of an FDA-approved treatment alternative.

To allow comparable analysis, the Company has defined “new paid” prescriptions in the above paragraphs to include prescriptions covered by commercial carriers, Medicare, Medicaid and Tricare in all periods regardless of the rebate percentage applicable in those periods. The numbers are based on internal company estimates.

Research and Development Progress

Research and development (R&D) investment increased 84 percent to $19.9 million in the three months ended March 31, 2014, compared with $10.8 million for the year ago period. The increased R&D investment reflects the Company’s ongoing efforts to further build the body of clinical evidence for Acthar, clarify the potential immune-modulating properties of Acthar and Synacthen, and identify mechanisms of action that could be potentially applicable to other inflammatory and auto-immune diseases with high unmet medical needs. The Company is also identifying new patient populations in which to evaluate both Acthar and Synacthen through exploratory clinical studies. Questcor is presently funding research and development for the following indications:

New Indications for Label Enhancement Programs:

•	Amyotrophic Lateral Sclerosis (ALS): Patient enrollment has been completed in a company-sponsored dose-ranging Phase 2 clinical trial to evaluate the safety and tolerability of Acthar in patients with ALS, often referred to as Lou Gehrig’s disease. ALS is a life-threatening, progressive neurodegenerative disease that affects nerve cells in the brain and the spinal cord.

•	Diabetic Nephropathy: Enrollment continues in a company-sponsored Phase 2 trial to evaluate the efficacy and safety of Acthar in patients with diabetic nephropathy, one of the most common causes of end-stage renal disease in the United States.

•	Acute Respiratory Distress Syndrome (ARDS): Site selection has been initiated for a Phase 2 study to explore the safety and efficacy of Acthar in patients with ARDS. ARDS is an acute life threatening lung condition that can result from pulmonary and non-pulmonary infections or a multitude of other serious conditions.

Research Regarding Approved Indications:

•	Idiopathic Membranous Nephropathy: Enrollment continues in a company-sponsored Phase 4 trial in idiopathic membranous nephropathy. Patients enrolled in this study are refractory, or non-responsive, to current standard therapies or have relapsed after partial remission on current standard therapies. (NOTE: for clarity, this trial is separate and distinct from the independent investigator-initiated study in idiopathic membranous nephropathy patients discussed in Questcor’s April 21, 2014 press release.)

•	Lupus: Enrollment continues in a company-sponsored multi-site Phase 4 clinical trial to evaluate the efficacy and safety of daily Acthar administration during a 6-month period in patients with persistently active lupus.

Preclinical work related to the evaluation of a select group of potential Synacthen indications is in process.

Cash, Share Repurchase Program and Dividends

Cash flow from operations was $106 million during the first quarter of 2014 compared to $41 million during the first quarter of 2013. As of April 18, 2014, Questcor had cash, cash equivalents and short-term investments of $398.1 million, including $75 million in restricted cash to secure certain post-closing payment obligations related to Questcor’s acquisition of Synacthen. There were no share repurchases during the first quarter of 2014 and, as of March 31, 2014, there are approximately 5.3 million authorized shares remaining under the stock repurchase plan. Diluted shares outstanding for the three months ended March 31, 2014 were 61.8 million shares.

Last week, Questcor paid its second quarter dividend of $0.30 per share. Additionally, the Company announced on April 7, 2014 that its Board of Directors declared a quarterly cash dividend of $0.30 per share. The dividend will be paid on or about July 8, 2014 to shareholders of record at the close of business on July 1, 2014.

Definitive Merger Agreement with Mallinckrodt Pharmaceuticals

On April 7, 2014, Questcor announced that it had entered into a definitive merger agreement under which Mallinckrodt will acquire Questcor in a transaction valued, based on the closing price of Mallinckrodt common stock on April 4, 2014, at approximately $5.6 billion. Under the terms of the transaction, Questcor shareholders will receive $30.00 per share in cash and 0.897 Mallinckrodt shares for each share of Questcor common stock they own. Following completion of the merger, Mallinckrodt shareholders will own approximately 50.5% and former Questcor shareholders will own approximately 49.5% of the combined company’s stock. The joint proxy and registration statement for the proposed merger is expected to be filed with the SEC sometime in mid-May 2014. The transaction, which is currently expected to be completed in the third calendar quarter of 2014, is subject to the approval of the shareholders of both companies, as well as Hart-Scott-Rodino clearance in the U.S. In light of the pending transaction, Questcor has suspended conducting quarterly conference calls. The Company expects to file its first quarter 2014 Form 10-Q on or before April 30, 2014.

Acthar Label Information

The product label for Acthar includes 19 FDA-approved indications. Substantially all of the Company’s net sales currently result from Acthar prescriptions for the following on-label indications:

•	Nephrotic Syndrome (NS): “to induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus.” NS can result from several underlying conditions, and prescribing physicians indicate that Acthar is most commonly being prescribed for patients who have proteinuria and suffer from NS due to idiopathic membranous nephropathy, focal segmental glomerulosclerosis (FSGS), IgA nephropathy, minimal change disease and lupus nephritis.

•	Rheumatology Related Conditions: Acthar is approved for the following rheumatology related conditions: (i) Collagen Diseases: Acthar is indicated “during an exacerbation or as maintenance therapy in selected cases of systemic lupus erythematosus, systemic dermatomyositis (polymyositis)” and (ii) Rheumatic Disorders: Acthar is indicated as “adjunctive therapy for short-term administration (to tide the patient over an acute episode or exacerbation) in: Psoriatic arthritis, Rheumatoid arthritis, including juvenile rheumatoid arthritis (selected cases may require low-dose maintenance therapy), Ankylosing spondylitis.”

•	Multiple Sclerosis (MS): “for the treatment of acute exacerbations of multiple sclerosis in adults. Clinical controlled trials have shown H.P. Acthar Gel to be effective in speeding the resolution of acute exacerbations of multiple sclerosis. However, there is no evidence that it affects the ultimate outcome or natural history of the disease.” When Acthar is used, it is typically prescribed as second line treatment for patients with MS exacerbations.

•	Infantile Spasms (IS): “as monotherapy for the treatment of infantile spasms in infants and children under 2 years of age.”

Non-GAAP Financial Measures

The Company believes it is important to share non-GAAP financial measures with investors as these measures may better represent the ongoing economics of the business and reflect how we manage the business. Accordingly, management believes investors’ understanding of the Company’s financial performance is enhanced as a result of the disclosure of these non-GAAP financial measures. Non-GAAP financial measures should not be viewed in isolation, or as a substitute for, or as superior to, reported GAAP financial measures. The reconciliation between GAAP and non-GAAP financial measures are provided with the financial tables included with this release.

About Questcor

Questcor Pharmaceuticals, Inc. is a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders. Questcor also provides specialty contract manufacturing services to the global pharmaceutical industry through its wholly-owned subsidiary BioVectra Inc. For more information about Questcor, please visit www.questcor.com.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “believes,” “continue,” “could,” “ensuring,” “estimates,” “expects,” “growth,” “may,” “momentum,” “plans,” “potential,” “remain,” “should,” “start,” “substantial,” “sustainable” or “will” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:

Factors related to the Mallinckrodt Transaction

•	The fixed exchange ratio results in a floating value to be received by Questcor shareholders;

•	Dilution of ownership for Questcor’s shareholders;

•	The possibility that the merger will not be consummated;

•	The impact of the announcement of the transaction on our operations;

•	Provisions of the merger agreement that could discourage a potential competing acquirer of Questcor

Factors related to our Business

•	Our reliance on Acthar for substantially all of our net sales and profits;

•	Reductions in vials used per prescription resulting from changes in treatment regimens by physicians or patient compliance with physician recommendations;

•	Our ability to receive high reimbursement levels from third party payers;

•	The complex nature of our manufacturing process and the potential for supply disruptions or other business disruptions;

•	The lack of patent protection for Acthar; and the possible FDA approval and market introduction of additional competitive products;

•	Our ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with NS, rheumatology-related conditions, MS, or IS, and our ability to develop other therapeutic uses for Acthar;

•	Research and development risks, including risks associated with Questcor’s work in the area of NS and Lupus, efforts to develop and obtain FDA approval of Synacthen, our reliance on third-parties to conduct research and development, our ability to conduct our own clinical trial research and development projects, and the ability of research and development to generate successful results;

•	The results of any pending or future litigation, investigations or claims, including government investigations and private securities litigation;

•	Our ability to comply with federal and state regulations, including regulations relating to pharmaceutical sales and marketing practices;

•	Regulatory changes or other policy actions by governmental authorities and other third parties in connection with U.S. health care reform or efforts to reduce federal and state government deficits;

•	An increase in the proportion of our Acthar unit sales comprised of Medicaid-eligible patients and government entities;

•	Our ability to estimate reserves required for Acthar used by government entities and Medicaid-eligible patients and the impact that unforeseen invoicing of historical Medicaid prescriptions may have upon our results;

•	Our ability to effectively manage our growth, including the expansion of our sales forces, planned international expansion, and our reliance on key personnel;

•	Our ability to successfully identify, acquire or integrate acquisition targets or other business combinations;

•	Our ability to integrate the BioVectra business with our business and to manage, and grow, a contract manufacturing business;

•	Our ability to comply with foreign regulations related to the operation of BioVectra’s business and the international sales of Synacthen;

•	The impact to our business caused by economic conditions;

•	Our ability to protect our trade secrets and other proprietary rights;

•	The risk of product liability lawsuits;

•	Our ability to successfully enter into, and operate in, international markets;

•	The risk of unfavorable changes in currency exchange rates;

•	Unforeseen business interruptions and security breaches;

•	Volatility in Questcor’s Acthar shipments, estimated channel inventory, and end-user demand, as well as volatility in our stock price;

•	Our ability and willingness to continue to pay our quarterly dividend or make future increases in our quarterly dividend; and

•	Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission, or SEC, on February 26, 2014, and other documents filed with the SEC.

The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.

Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date of this release.

For more information, please visit www.questcor.com or www.acthar.com.

CONTACT INFORMATION:

Investors:

714-497-4899

IR2@Questcor.com

Media:

Jennifer Beugelmans or Daniel Katcher

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

QUESTCOR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except net income per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue
Pharmaceutical net sales	$209,768	$126,771
Contract manufacturing net sales	17,336	8,358

Total net sales	227,104	135,129
Cost of sales (exclusive of amortization of purchased technology)	21,410	16,189

Gross profit	205,694	118,940
Operating expenses:
Selling and marketing	47,067	35,461
General and administrative	22,627	12,548
Research and development	19,929	10,793
Depreciation and amortization	1,027	1,070
Change in fair value of contingent consideration	2,024	505
Impairment of goodwill and intangibles	—	719

Total operating expenses	92,674	61,096

Income from operations	113,020	57,844
Interest and other income, net	51	163
Foreign currency transaction loss	(154)	(488)

Income before income taxes	112,917	57,519
Income tax expense	38,607	18,455

Net income	$74,310	$39,064
Change in unrealized gains or losses on available-for-sale securities, net of related tax effects and changes in foreign currency translation adjustments.	(1,231)	(1,194)

Comprehensive income	$73,079	$37,870

Net income per share:
Basic	$1.26	$0.68

Diluted	$1.20	$0.65

Shares used in computing net income per share:
Basic	59,141	57,857

Diluted	61,822	60,271

Dividends declared per share of common stock	$0.30	$0.25

Reconciliation of Non-GAAP Adjusted Financial Disclosure
Adjusted net income	$86,357	$45,832
Share-based compensation expense (1)	(7,102)	(4,162)
Depreciation and amortization expense (2)	(3,174)	(1,447)
Other non-cash expense (income) related to acquisition of BioVectra (3)	(656)	(672)
Other non-cash expense (income) related to acquisition of Synacthen (4)	(1,115)	—
Impairment of goodwill and intangibles (5)	—	(487)

Net income – GAAP	$74,310	$39,064

Adjusted net income per share – basic	$1.46	$0.79
Share-based compensation expense (1)	(0.12)	(0.07)
Depreciation and amortization expense (2)	(0.05)	(0.03)
Other non-cash expense (income) related to acquisition of BioVectra (3)	(0.01)	(0.01)
Other non-cash expense (income) related to acquisition of Synacthen (4)	(0.02)	—
Impairment of goodwill and intangibles (5)	—	(0.01)

Net income per share – basic	$1.26	$0.68

Adjusted net income per share – diluted	$1.40	$0.76
Share-based compensation expense (1)	(0.11)	(0.07)
Depreciation and amortization expense (2)	(0.05)	(0.02)
Other non-cash expense (income) related to acquisition of BioVectra (3)	(0.01)	(0.01)
Other non-cash expense (income) related to acquisition of Synacthen (4)	(0.02)	—
Impairment of goodwill and intangibles (5)	—	(0.01)

Net income per share – diluted	$1.20	$0.65

Notes to Reconciliation of Non-GAAP Adjusted Financial Disclosure

Net income per share – basic and diluted may not foot due to rounding.

Use of Non-GAAP Financial Measures

Our “non-GAAP adjusted net income” excludes the following items from GAAP net income:

1.	Share-based compensation expense.
2.	Depreciation and amortization expense, including amortization expense on our purchased intangibles.
3.	Expense associated with the net present value adjustment of our contingent consideration.
4.	Expense associated with the net present value adjustment on the R&D liability in conjunction with acquisition of Synacthen.
5.	Impairment of purchased technology related to our acquisition of Doral.

QUESTCOR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

(unaudited)

	March 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$261,102	$175,840
Short-term investments	75,021	69,166

Total cash, cash equivalents and short-term investments	336,123	245,006
Accounts receivable, net of allowances for doubtful accounts of $407 and $475 at March 31, 2014 and December 31, 2013, respectively	97,331	87,069
Inventories, net of allowances of $1,848 and $1,329 at March 31, 2014 and December 31, 2013, respectively	15,197	16,368
Restricted cash - current portion	25,000	25,000
Prepaid expenses and other current assets	8,228	7,124
Deferred tax assets	12,601	16,209

Total current assets	494,480	396,776
Property and equipment, net	31,250	31,733
Goodwill	19,790	20,464
In process R&D asset	188,988	191,451
Intangibles and other non current assets, net	28,350	30,131
Restricted cash	50,000	50,000
Deposits and other assets	128	389
Deferred tax assets	15,410	15,410

Total assets	$828,396	$736,354

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,219	$14,302
Accrued compensation	14,314	16,489
Sales-related reserves	33,790	35,370
Accrued royalties	35,941	35,163
Dividend payable	18,285	18,093
Current portion of contingent consideration	8,293	4,238
Current portion of in process R&D liability	25,000	25,000
Income taxes payable	22,175	3,693
Current portion of long-term debt	1,627	1,665
Other accrued liabilities	6,400	7,159

Total current liabilities	188,044	161,172
Long-term debt, less current portion	13,124	13,998
Contingent consideration	28,775	33,224
In process R&D liability	116,761	115,066
Non current deferred tax liability	10,221	10,569
Other non current liabilities	2,674	2,961

Total liabilities	359,599	336,990

Shareholders’ equity:
Preferred stock, no par value, 5,334,285 shares authorized; none outstanding	—	—
Common stock, no par value, 105,000,000 shares authorized, 60,977,015 and 60,137,758 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	45,042	30,386
Retained earnings	428,239	372,231
Accumulated other comprehensive (loss) income	(4,484)	(3,253)

Total shareholders’ equity	468,797	399,364

Total liabilities and shareholders’ equity	$828,396	$736,354

QUESTCOR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
OPERATING ACTIVITIES
Net income	$74,310	$39,064
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	8,696	6,148
Deferred income taxes	3,604	411
Amortization of investments	261	182
Depreciation and amortization	4,823	2,137
Impairment of goodwill and intangibles	—	719
Loss on disposal of property and equipment	—	21
Imputed interest for contingent consideration and in-process R&D	2,024	290
Other compensation expense	514	215
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	(8,838)	8,718
Inventories	893	4,637
Prepaid expenses and other current assets	(1,114)	(198)
Accounts payable	6,272	(384)
Accrued compensation	(2,175)	(15,211)
Sales-related reserves	(1,580)	(11,546)
Accrued royalties	778	(21)
Income taxes payable	18,486	5,643
Other accrued liabilities	(837)	559
Other non-current liabilities	(43)	68

Net cash flows provided by operating activities	106,074	41,452

INVESTING ACTIVITIES
Purchase of property and equipment	(2,252)	(562)
Purchase of short-term investments	(21,233)	(33,539)
Proceeds from maturities of short-term investments	15,124	30,038
Acquisition of BioVectra, net of cash acquired	—	(46,692)
Deposits and other assets	437	—

Net cash flows used in investing activities	(7,924)	(50,755)

FINANCING ACTIVITIES
Repayment of funded long-term debt	(291)	(304)
Repayment of other long-term debt	(116)	(119)
Income tax benefit realized from share-based compensation plans	10,025	1,991
Issuance of common stock, net	(4,065)	2,615
Dividends paid	(18,110)	—

Net cash flows (used in) / provided by financing activities	(12,557)	4,183

Effect of cash on changes in exchange rates	(331)	(84)
Increase (decrease) in cash and cash equivalents	85,262	(5,204)

Cash and cash equivalents at beginning of period	175,840	80,608

Cash and cash equivalents at end of period	$261,102	$75,404

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$152	$182

Cash paid for income taxes	$6,205	$9,707

Supplemental Disclosures of Investing and Financing Activities:
Dividend payable	$18,285	$14,751

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction between Mallinckrodt and Questcor, Mallinckrodt will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Mallinckrodt and Questcor that also constitutes a prospectus of Mallinckrodt. The definitive joint proxy statement/prospectus will be delivered to shareholders of Mallinckrodt and Questcor. INVESTORS AND SECURITY HOLDERS OF MALLINCKRODT AND QUESTCOR ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by Mallinckrodt and Questcor through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Mallinckrodt will be available free of charge on Mallinckrodt’s internet website at www.mallinckrodt.com or by contacting Mallinckrodt’s Investor Relations Department at (314) 654-6650. Copies of the documents filed with the SEC by Questcor will be available free of charge on Questcor’s internet website at www.questcor.com or by contacting Questcor’s Investor Relations Department at (714) 497-4899.

Participants in the Merger Solicitation

Mallinckrodt, Questcor, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Mallinckrodt and Questcor shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Mallinckrodt is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on January 24, 2014 . Information about the directors and executive officers of Questcor is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on April 15, 2013.